Registration No. 333-

As filed with the Securities and Exchange Commission on August 29, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1219088
(State of Incorporation)	(I.R.S Employer Identification No.)

4201 Mitchellville Road, Suite 200

Bowie, MD 20716

(Address of Principal Executive Offices and Zip Code)

WSB Holdings, Inc. 2011 Equity Incentive Plan

(Full title of the plan)

Copies to:
Phillip C. Bowman	Frank C. Bonaventure, Jr., Esquire
Chief Executive Officer	Ober, Kaler, Grimes & Shriver
WSB Holdings, Inc.	100 Light Street
4201 Mitchellville Road, Suite 200	Baltimore, MD 21202
Bowie, MD 20716	(410) 347-7305
(301) 352-3120

(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Common Stock, $0.0001 par value	500,000 shares	$2.36	$1,180,000	$137.00

(1)                                           Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Equity Incentive Plan to which this Registration Statement relates pursuant to Rule 416(a).

(2)                                           In addition to the shares being registered by this registration statement, pursuant to Rule 429 under the Securities Act of 1933 this registration statement also relates to shares of Common Stock issuable pursuant to the Registrant’s 2001 Stock Option and Incentive Plan (but which are not issued pursuant to awards under such plan) for which a Registration Statement on Form S-8, File No. 333-148753, is currently effective.  A registration fee of $288.93 was paid registering 1,252,450 shares of Common under the 2001 Stock Option and Incentive Plan and certain other plans of the Registrant.  Pursuant to Rule 429 under the Securities Act of 1933, 601,750 shares (reflecting a two-for-one stock split effected in April 2003) remaining available under the 2001 Stock Option and Incentive Plan are being carried forward pursuant to this registration statement.

(3)                                           Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported August 22, 2011 on the Nasdaq Capital Market which date is within 5 business days prior to the date of the filing of this Registration Statement, in accordance with Rules 457(h) and 457(c).

(4)                                           Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended.

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933.

Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents filed or to be filed by WSB Holdings, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 22, 2011.

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 12, 2011.

(c)                                  The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed with the Commission on August 12, 2011

(d)                                 The Registrant’s Current Reports on Form 8-K filed with the Commission on April 28, 2011, June 6, 2011 and June 16, 2011.

(e)                                  The description of the Registrant’s Common Stock incorporated by reference in the Current Report on Form 8-K12G3 (File No. 000-53003), filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of each such document.  Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law establishes provisions that a corporation may (and, if the party to be indemnified is successful on the merits or otherwise, must) indemnify any person made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative by reason of service as a director, officer, employee or agent of or at the request of the corporation, against expenses, judgments, fines and amounts paid in settlements incurred in connection with such proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and (i) with respect to a criminal action or proceeding, had no reason to believe his or he conduct was unlawful and (ii) with respect to an action by or in the right of the corporation, if such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery determines such indemnification is proper.

The Registrant’s Bylaws provide for indemnification for any person who is serving or has served as a director or officer of the Registrant or a director, officer, employee, partner or agent of another corporation at the Corporation’s request, to the fullest extent permitted under the Delaware General Corporation Law, provided, however, that indemnification will be provided to a person who initiated a proceeding (except a proceeding for indemnification) only if such proceeding was authorized by the Registrant’s Board of Directors.

The rights of indemnification provided in the Delaware General Corporation Law and the Registrant’s Bylaws are not exclusive of any other rights that may be available under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.  Exemption From Registration Claimed

Not applicable.

Item 8.  List of Exhibits

The following exhibits are filed with or incorporated by reference in this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

3.1                                 Amended and Restated Certificate of Incorporation of WSB Holdings, Inc. (Incorporated by reference from Amendment No. 1 to the Registrant’s Registration Statement on Form S-4, filed October 26, 2007, file no. 333-146877).

3.2                                 Amended and Restated By-Laws of WSB Holdings, Inc. (Incorporated by reference from Amendment No. 1 to the Registrant’s Registration Statement on Form S-4, filed October 26, 2007, file no. 333-146877).

4.1                                 WSB Holdings, Inc. 2011 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 22, 2011).

4.2                                 Form of Restricted Stock Agreement (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 16, 2011).

4.3                                 Form of Non-Qualified Stock Option Grant Agreement.

4.4                                 Form of Incentive Stock Option Grant Agreement.

5.1                                 Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock.

23.1                           Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5).

23.2                           Consent of Stegman & Company.

24.1                           Power of Attorney (including on signature page).

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

1.                                       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

2.                                   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.                                       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.                                       That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.                                       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bowie, State of Maryland, on August 29, 2011.

WSB HOLDINGS, INC.

By:	/s/ Phillip C. Bowman
Phillip C. Bowman,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip C. Bowman and Carol A. Ramey, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.  This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ Phillip C. Bowman	Director, Chief Executive Officer
Phillip C. Bowman	(Principal Executive Officer)	August 29, 2011

/s/ Carol A. Ramey	Senior Vice President, Chief Financial Officer	August 29, 2011
Carol A. Ramey	(Principal Accounting and Financial Officer)

/s/Phillip C. Bowman	Director	August 29, 2011
Phillip C. Bowman

/s/ George Q. Conover	Director	August 29, 2011
George Q. Conover

/s/ Charles A. Dukes	Director	August 29, 2011
Charles A. Dukes

/s/ William J. Harnett	Director	August 29, 2011
William J. Harnett

/s/ Kevin P. Huffman	Director	August 29, 2011
Kevin P. Huffman

/s/ Eric S. Lodge	Director	August 29, 2011
Eric S. Lodge

/s/ Charles W. McPherson	Director	August 29, 2011
Charles W. McPherson

/s/ Michael J. Sullivan	Director	August 29, 2011
Michael J. Sullivan

EXHIBIT INDEX

3.1

Amended and Restated Certificate of Incorporation of WSB Holdings, Inc. (Incorporated by reference from Amendment No. 1 to the Registrant’s Registration Statement on Form S-4, filed October 26, 2007, file no. 333-146877).

3.2	Amended and Restated By-Laws of WSB Holdings, Inc. (Incorporated by reference from Amendment No. 1 to the Registrant’s Registration Statement on Form S-4, filed October 26, 2007, file no. 333-146877).

4.1	WSB Holdings, Inc. 2011 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 22, 2011).

4.2	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 16, 2011).

4.3	Form of Non-Qualified Stock Option Grant Agreement.

4.4	Form of Incentive Stock Option Grant Agreement.

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock.

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5).

23.2	Consent of Stegman & Company.

24.1	Power of Attorney (including on signature page).